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                                                                     Exhibit 3.4

                      GEMSTAR INTERNATIONAL GROUP LIMITED

                             A Delaware Corporation

                                    By-laws

                          ---------------------------

                                   ARTICLE I

                                  STOCKHOLDERS

          Section 1.1  Annual Meeting.
                       ---------------

          An annual meeting of stockholders for the purpose of electing those directors whose term of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time, and place either within or outside the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

          Section 1.2  Special Meetings.
                       -----------------

          Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation promptly (i) upon the written request of the holders of not less than a majority of the total voting power of the outstanding Voting Securities (as hereinafter defined) of the Corporation (such written request shall set forth the purpose or purposes for which the meeting is called, and in case of a special meeting called for the purpose of nominating directors of the Corporation, the information required by Section 1.9 hereof), or (ii) at the request of a majority of the members of the entire Board. The use of the phrase "entire Board" here refers to the total number of directors which the
Corporation would have if there were no vacancies.    The Secretary of the
Corporation shall immediately notify each member of the Board of Directors of the receipt of any such request.
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The term "Voting Securities" shall mean the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and any class or series of preferred stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Special meetings of stockholders for any purpose or purposes may be held at such time and place either within or outside the State of Delaware as may be stated in the notice of meeting.

          Section 1.3  Notice of Meetings.
                       -------------------

          Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board or the Chief Executive Officer (if different from the Chairman), the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law or the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate").

          Section 1.4  Notice of Nominations for the Election of Directors and
                       -------------------------------------------------------
the Proposal of Business.
-------------------------

          1.4.1  Annual Meetings of Stockholders.

          Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these By-laws, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

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          1.4.2  Special Meetings of Stockholders.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors as provided in Section 2.4 hereof or (ii) by any stockholder of the Corporation that has complied with all applicable requirements of Section 1.9 hereof.

          1.4.3 General.

                (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

                (b)  Notwithstanding the foregoing or the provisions of Section
1.9 of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4 or Section 1.9 of these By-laws. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request

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inclusion of proposals in the Corporation's proxy statement pursuant to Rule
14a-8 under the Exchange Act.

          Section 1.5  Quorum.
                       -------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate or elsewhere in these By-laws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-laws until a quorum shall attend.

          Section 1.6  Adjournment.
                       ------------

          Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned in a single adjournment for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

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          Section 1.7  Calling of Meeting.
                       -------------------

          The Chairman of the Board or, in the absence of the Chairman, the Chief Executive Officer (if different from the Chairman) or, in the absence of the Chief Executive Officer, the designee of the Chairman, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

          Section 1.8  Voting.
                       -------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate or elsewhere in these By-laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 1.9  Advance Notice; Nominations.
                       ----------------------------

          At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 1.3 hereof or (b) in the case of an annual meeting, (i) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or

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(ii) otherwise properly brought before the meeting by a stockholder of the
Corporation. For business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. The Secretary shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in these By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this By-law, and if he should so determine, he shall so declare to the meeting and any such

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business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

          At each annual meeting of stockholders, the stockholders shall elect directors in accordance with the Certificate. Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as directors at an annual meeting or at a special meeting called for such purpose pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors pursuant to Section 2.4 hereof or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this By-law. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The Secretary of the Corporation shall immediately notify each member of the Board of Directors of the receipt of any such notice and the contents thereof. To be timely, a stockholder's notice of nomination in the case of an annual meeting or a special meeting called for the election of directors shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, and, provided, further, that in the case of a special meeting called at the request of a stockholder or stockholders nominating persons for election to the Board of Directors, the notice of nomination by the stockholder(s) requesting such

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meeting will be timely if received by the Corporation pursuant to Section 1.2 hereof. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this By-law, "public disclosure" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

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                                  ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.1  Number and Term of Office.
                       --------------------------

               (a) The governing body of this Corporation shall be a Board of Directors. The number of directors constituting the entire Board shall be such number as may be fixed by the Board of Directors from time to time but shall be not less than three (3) nor more than twelve (12). The initial number of directors shall be nine. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

               (b)  The Board of Directors shall be divided into three classes:
Class I, Class II and Class III. Each class of directors shall consist of a number of directors equal as nearly as practicable to one-third of the then authorized number of members of the Board of Directors. The initial term of office of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the initial term of office of the Class II Directors shall expire at the annual meeting of stockholders in 2002; and the initial term of office of the Class III Directors shall expire at the annual meeting of stockholders in 2001. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

          Section 2.2  Resignations.
                       -------------

          Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors and the Chairman of the Board. Any such resignation shall take effect at the time specified therein or, if the time be not specified

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therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

          Section 2.3  Removal of Directors.
                       ---------------------

          Directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66-2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section 1.2), voting together as a single class at a meeting specifically called for such purpose.

          Section 2.4  Newly Created Directorships, Vacancies and Nominees.
                       ----------------------------------------------------

          Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director or by unanimous written consent of directors. Nominees for directors in the case of expiration of a director's term shall be made, by the majority vote of the directors present and voting at a meeting of the Board of Directors duly called and held at which a quorum is present, or by unanimous written consent of the directors.

          Section 2.5  Chairman of the Board.
                       ----------------------

          The Chairman of the Board of Directors shall be elected from among the members of the Board of Directors and shall perform the duties provided in these By-laws and such other duties as may from time to time be assigned to the Chairman by the Board of Directors.

          Section 2.6  Meetings.
                       ---------

          At the next meeting following the annual meeting of stockholders, the Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Regular meetings of the Board of Directors

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shall be held at such times, if any, as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

          Special meetings of the Board of Directors shall be held at such time and place within the United States as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer (provided that the Chief Executive Officer is a member of the Board) and shall be called by the Secretary of the Corporation upon the written request of not less than one half of the entire Board.

          Section 2.7  Notice of Special Meetings.
                       ---------------------------

          The Secretary, or in his or her absence or failure to give such notice any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

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          Section 2.8  Quorum and Organization of Meetings.
                       ------------------------------------

          A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise required by law or provided by the Certificate or these By-laws, directors present at any meeting at which a quorum is present for the transaction of business may by majority vote decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board or in his or her absence, a chairman chosen by the directors attending the meeting. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.9  Indemnification.
                       ----------------

          The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the Delaware General Corporation Law ("Delaware Law") and the Certificate, as now or hereafter in effect.

          Section 2.10  Insurance.
                        ----------

          The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member,

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employee, fiduciary or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of the Certificate.

          Section 2.11  Establishing Committees.
                        ------------------------

          The Board of Directors may designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall, have and may exercise, to the extent permitted by Delaware Law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the Stockholders for approval,
(ii) adopt, amend or repeal any By-Law or (iii) take any action that it is not permitted to take pursuant to Delaware Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Such committees shall serve at the pleasure of the Board of Directors; keep minutes of their meetings. The Board of Directors at any time may remove, with or without cause, any members of any such other committee and may, with or without cause, disband any such other committee.

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          Section 2.12  Committees Generally.
                        ---------------------

          Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.
In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

          Section 2.13  Directors' Compensation.
                        ------------------------

          Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

          Section 2.14  Action Without Meeting.
                        -----------------------

          Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

          Section 2.15  Telephone Meetings.
                        -------------------

          Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference

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telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                  ARTICLE III

                                   OFFICERS

          Section 3.1  Executive Officers.
                       -------------------

          The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel, who may be an Executive Vice President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors. A person may hold more than one of the foregoing offices. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal.

          Section 3.2  Powers and Duties of Officers.
                       ------------------------------

          The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the Board of Directors or these By-laws (and in all cases where the duties of any officer are not prescribed by the By-laws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. In addition, the officers may enter into, execute and deliver such undertakings and authorize other persons to

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enter into, execute and deliver such undertakings in connection with the officers' exercise of their powers enumerated in these By-Laws.

          (a)  Chairman of the Board.  The Chairman of the Board shall preside
               ---------------------
at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as are provided in these By-laws to be exercised or performed by the Chairman and as may be assigned to the Chairman from time to time by the Board of Directors.

          (b)  Chief Executive Officer.  The Chief Executive Officer shall,
               -----------------------
subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman of the Board (provided that the Chief Executive Officer does not hold such position and is a director), preside at all meetings of the stockholders and the Board of Directors; and (iii) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

          (c)  President.  The President (provided that the Chief Executive
               ---------
Officer does not hold such position) shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, perform all duties incident to the office of President as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or, in the event of his disability, legal incapacity or refusal to act, at the request of the Board of Directors, a President shall perform the duties of the Chief Executive Officer in his capacity as an officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the

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Chief Executive Officer in his capacity as an officer of the Corporation. The
President (if other than the Chief Executive Officer) shall report to the Chief Executive Officer of the Corporation.

          (d)  Executive Vice President; General Counsel.  The Executive Vice
               -----------------------------------------
President and General Counsel shall be responsible for the legal affairs of the Corporation and shall have such additional powers and perform such additional duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

          (e)  Vice President.  The Vice President, if any (or if there is more
               --------------
than one, then each Vice President), shall assist the Chief Executive Officer and the President (if other than the Chief Executive Officer) and shall perform such duties as may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

          (f)  Chief Financial Officer; Treasurer.  The Chief Financial Officer
               ----------------------------------
or, in the absence of a Chief Financial Officer, the Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittance for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other debts of the Corporation of whatever nature upon maturity; (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief

Executive Officer, and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors or the Audit Committee, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer and the Treasurer shall report to the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

          (g)  Secretary.  The Secretary shall: (i) keep the minutes of the
               ---------
proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and
(vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or any President and Chief Operating Officer. The Secretary shall report to the Chief Executive Officer. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

          Section 3.3  Resignations; Removals.
                       -----------------------

              (a) Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

              (b) The Board of Directors, by a vote of not less than a majority of the Directors at a meeting of Directors where a quorum of the entire Board is present or by unanimous written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

              (c) Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors or, if such officer was appointed by the Chief Executive Officer and is not a President, the Chief Financial Officer or the Secretary, then by the Chief Executive Officer.

          Section 3.4  Proxies.
                       --------

          Unless otherwise provided in the Certificate or directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if different from the Chairman) or their respective designees, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                  ARTICLE IV

                                 CAPITAL STOCK

          Section 4.1  Stock Certificates.
                       -------------------

          Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with Delaware Law or the Certificate, as the Board of Directors may from time to time prescribe.

          The certificates of stock shall be signed by the Chairman of the Board, the Chief Executive Officer (if different from the Chairman), any Vice President (including an Executive Vice President) or and by the Secretary or the Chief Financial Officer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

          Section 4.2  Fractional Shares.
                       ------------------

          The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

             Section 4.3  Transfer of Shares.
                          -------------------

                     (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                     (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Delaware Law.

       (c) Subject to any limitations contained in the Certificate or under applicable law, registered shares in the Corporation may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

          Section 4.4  Lost Certificates.
                       ------------------

          The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

          Section 4.5  Transfer Agent and Registrar.
                       -----------------------------

          The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

          Section 4.6  Regulations.
                       ------------

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

                                   ARTICLE V

                               BOOKS AND RECORDS

          Section 5.1  Location.
                       ---------

          The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

          Section 5.2  Addresses of Stockholders.
                       --------------------------

          Notices of meetings and all other corporate notices may be delivered personally or by mail, telegram, facsimile transmission or other electronic means, to the extent permitted by Delaware Law, addressed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation. Any notice given by telegram, cable, facsimile transmission or other electronic means shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid

            Section 5.3  Fixing Date for Determination of Stockholders of
                         ------------------------------------------------
Record.
-------

                     (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the

Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                     (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VI

                              GENERAL PROVISIONS

          Section 6.1  Offices.
                       --------

          The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or outside the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

          Section 6.2  Corporate Seal.
                       ---------------

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware".

          Section 6.3  Fiscal Year.
                       ------------

          The fiscal year of the Corporation shall end on March 31 of each calendar year.

          Section 6.4  Notices and Waivers Thereof.
                       ----------------------------

          Whenever any notice whatever is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally or by mail, telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

          Whenever any notice is required to be given by law, the Certificate, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

          Section 6.5  Amendments.
                       -----------

          In furtherance and not in limitation of the powers conferred by Delaware Law, the Board of Directors, by action taken by the affirmative vote of not less than a majority of the Board of Directors then authorized is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation, including any provision of the By-laws adopted by the affirmative vote of the Corporation's stockholders.

          Subject to the rights of the holders of any class or series of preferred stock, these By-laws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of the Voting Securities of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the
--------  -------
stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws by the Board of Directors in accordance with the preceding paragraph.

          Notwithstanding any other provision of these By-laws, upon the filing of the Certificate of Merger of TV Guide, Inc., a Delaware corporation ("TVG"), and G Acquisition Subsidiary Corp., a Delaware corporation and a subsidiary of this Corporation ("Sub"), these By-laws shall automatically (without any action by the Board of Directors or the holders of any class or series of the Corporation's capital stock) be amended and replaced in their entirety with the By-laws set forth as Exhibit 1.7(b) to that certain Agreement and Plan of Merger, dated as of October 4, 1999, among the Corporation, Sub and TVG, as the same may be amended from time to time (as amended, the "Merger Agreement").
This paragraph of Section 6.5 may not, prior to termination of the Merger Agreement, be amended, altered, modified or replaced without the written consent of TVG, which consent may be given or withheld in TVG's absolute discretion.